                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Cytec Industries Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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

[LOGO] CYTEC
                             CYTEC INDUSTRIES INC.
                            5 GARRET MOUNTAIN PLAZA
                            WEST PATERSON, NJ 07424

Notice of Annual Meeting
of Common Stockholders to be held
May 11, 1998

                                                                 March 20, 1998

To the Holders of Common Stock

  The Annual Meeting of Common Stockholders of Cytec Industries Inc. will be held at the Sheraton Crossroads Hotel, Crossroads Corporate Center, Mahwah, NJ 07495, on Monday, May 11, 1998, at 11:00 a.m., for the purpose of electing two directors for terms ending in the year 2001, and to transact such other business as may properly come before the meeting or any adjournment thereof.

  Only holders of Common Stock of record at the close of business on March 12, 1998, are entitled to notice of and to vote at the meeting or any adjournment thereof.

  Since no action can be taken at the meeting unless a majority of the outstanding shares of Common Stock is represented, it is important, regardless of the number of shares which you hold, that you be personally present or represented by proxy at the meeting.

  Accordingly, if you cannot attend the meeting, it is requested that you promptly sign and date the enclosed proxy and mail it in the enclosed envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          E. F. Jackman
                                          Secretary

[LOGO] CYTEC

                             CYTEC INDUSTRIES INC.
                            5 GARRET MOUNTAIN PLAZA
                            WEST PATERSON, NJ 07424

Proxy Statement for
Annual Meeting of Common Stockholders
to be held May 11, 1998

                                                                 March 20, 1998

  The enclosed proxy is solicited by the Board of Directors of Cytec Industries Inc. (the "Company") and is revocable at any time before it is exercised. Revocation may be by written notice or by furnishing a proxy subsequent in time. The shares represented by all properly executed proxies received by the Company in time to be voted will be voted as specified on the proxies, and in the absence of specific direction will be voted for the election of directors. For persons who participate in the Cytec Employees' Savings and Profit Sharing Plan, those shares held for the participant's account under this plan will automatically be voted in accordance with the proxy returned by the participant.

  The cost of soliciting proxies will be borne by the Company, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy material to the beneficial owners of Common Stock. In addition to the use of the mail, proxies may be solicited by employees of the Company personally, by telephone or by telefax. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders at a fee of $6,500 plus reimbursement of its out-of-pocket expenses.

  Only holders of Common Stock of record at the close of business on March 12, 1998, are entitled to notice of and to vote at the meeting or any adjournment thereof. On such date, there were outstanding 45,257,826 shares of Common Stock, each share of which is entitled to one vote.

  If no specific direction is given, but the proxy is otherwise properly executed and dated, it will be voted FOR Election of Directors.

ELECTION OF DIRECTORS

  At the meeting, the Board of Directors will nominate Mr. D. Lilley and Mr.
W. P. Powell for election as directors for three-year terms ending in the year 2001. Messrs. Lilley and Powell are currently directors of the Company. The affirmative vote of the holders of a plurality of the shares of Common Stock present at the meeting in person or by proxy and voting on the election of directors will be required to elect the directors. Accordingly, an abstention or a broker non-vote constitutes neither an affirmative nor a negative vote, and hence will have no effect on the outcome of the election.

  If at the time of the meeting either or both of the nominees is not available to serve as director--an event which the Board does not anticipate-- the proxies will be voted for a substitute nominee or nominees designated by or at the direction of the Board, unless the Board has taken prior action to reduce its membership. After the elections of the directors at the meeting, the Company will have seven directors, including Mr. Armstrong, Mr. Burns, Mr. Fry, and Mr. Satrum whose terms currently extend beyond the date of the meeting to 2000, 2000, 1999, and 1999, respectively, and one director who will be elected by the holder of the Series C Preferred Stock for a term of one year.

  The following information is submitted concerning the nominees and other directors of the Company whose terms of office will continue after the meeting.

  Frederick W. Armstrong, age 67, retired from American Cyanamid Company ("Cyanamid") in 1992. Prior to his retirement he served for many years as Director of Cyanamid's Corporate Development and Planning Division and, from 1985 until his retirement, as a Vice President of Cyanamid. He is a director of MGI Pharma, Inc.

  Gene A. Burns, age 72, served as Executive Vice President, Chief Financial Officer and Director of CPC International Inc., before retiring in 1988.

  Darryl D. Fry, age 59, has been the Chairman of the Board and Chief Executive Officer of the Company since December, 1993. He also was President of the Company from December, 1993, until January 8, 1997. From January 1991 to December 1993, he was an Executive Vice President of Cyanamid and President of the Chemicals Group of Cyanamid. From August 1989 to January 1991, he was a Group Vice President of Cyanamid responsible for the global agricultural businesses.

  L. L. Hoynes, Jr., age 62, is Senior Vice-President and General Counsel of American Home Products Corporation, having served in that capacity since 1990. Prior to that he was a partner in the law firm of Willkie Farr & Gallagher. He serves as the Director of the Company elected by Cyanamid as holder of the Company's outstanding Series C Preferred Stock.

  David Lilley, age 51, was elected President and Chief Operating Officer and a member of the Board of Directors effective January 8, 1997. From 1994 until that date, he was a Vice President of American Home Products Corporation, responsible for the Global Medical Device business. Prior to that time, he was Vice President and a member of the Executive Committee of Cyanamid. The Board has announced its intention to appoint Mr. Lilley as Chief Executive Officer at the time of the Annual Meeting.

  William P. Powell, age 42, has been a Managing Director of SBC Warburg Dillon Read Inc., and its predecessor, Dillon, Read & Co. Inc., since January 1991, and prior thereto was employed by Dillon Read since 1982 in a number of other capacities.

  Jerry R. Satrum, age 53, has served as Chief Executive Officer of Georgia Gulf Corporation since February 1991, having also served as its President from 1989 until 1997 and its Vice President--Finance and Treasurer from its inception until 1989. Mr. Satrum has been a director of Georgia Gulf Corporation since its inception.

  Each person named above became a director of the Company on December 17, 1993, the date the Company was incorporated, except for Mr. Hoynes, who was elected by Cyanamid on December 2, 1994; Mr. Satrum, who was elected by stockholders at the 1996 Annual Meeting; and Mr. Lilley, who was elected by the Board effective January 8, 1997.
                               ----------------

  The Audit Committee among other things considers the overall scope and approach and recommendations of the audit performed by the independent accountants; recommends the appointment of independent accountants; reviews procedures for internal controls; and considers significant accounting methods adopted or proposed to be adopted. Messrs. Burns and Powell are members of this Committee, which held three meetings during 1997.

  The Compensation and Management Development Committee approves compensation arrangements for the Company's officers, administers certain compensation plans and makes recommendations thereunder. Messrs. Armstrong, Burns, and Satrum are members of this Committee, which held six meetings during 1997.

  The Pension Committee reviews on behalf of the Board actions taken by the Committee on Investment of Pension Funds (which oversees investments of the Company's funded benefit plans). Messrs. Armstrong and Powell are members of this Committee, which held two meetings during 1997.

  The Environmental, Health and Safety Committee serves as the environmental oversight committee referred to under "Certain Relationships and Related Transactions." It reviews, monitors and, as it deems appropriate, advises the Board of Directors with respect to the policies and practices of the Company in the areas of occupational health and safety and environmental affairs. Messrs. Hoynes and Fry are members of this Committee, which held two meetings during 1997.

  The Board of Directors held ten meetings during 1997. All members of the Board attended at least 75% of the meetings of the Board and of the Committees on which they serve. The Company has no Nominating Committee.

                       SECURITY OWNERSHIP OF MANAGEMENT

  As of February 1, 1998, Mr. Fry owned beneficially 2%, no other officer or director individually owned beneficially as much as 1%, and all officers and directors as a group owned beneficially approximately 5%, of the total shares of outstanding Common Stock. The following table sets forth, as of February 1, 1998, the total beneficial ownership of the Company's Common Stock by the Company's directors, nominees for directorships, the Chief Executive Officer and the five other most highly compensated executive officers named in the Summary Compensation table (see "Executive Compensation" elsewhere in this proxy statement):

                                                                       SHARES
                                                                    BENEFICIALLY
      NAME                                                            OWNED(1)
      ----                                                          ------------
      F. W. Armstrong..............................................     37,641
      G. A. Burns..................................................     21,000
      J. P. Cronin.................................................    272,526
      S. M. Crum...................................................    141,833
      D. D. Fry....................................................  1,017,968
      L. L. Hoynes, Jr. ...........................................          0
      E. F. Jackman................................................    228,752
      D. Lilley....................................................    120,750
      H. Porosoff..................................................    205,488
      W. P. Powell.................................................     21,000
      J. R. Satrum.................................................      4,395
      All directors and officers as a group (15 persons)...........  2,492,995

--------
(1) Included as beneficially owned are shares held by the Cytec Employees' Savings and Profit Sharing Plan, as to which shares the named individual possesses the right to vote (Mr. Cronin, 21,863 shares; Mr. Crum, 2,322 shares; Mr. Fry, 18,684 shares; Mr. Jackman, 39,038 shares; Mr. Lilley, 1,784 shares; Mr. Porosoff, 1,254 shares; and all officers and directors as a group, 109,291 shares); performance shares granted in 1996, 1997 and 1998 under the 1993 Stock Award and Incentive Plan (the "1993 Plan"), as to which shares the named individual possesses the right to vote (Mr. Cronin, 9,418 shares; Mr. Crum, 7,470 shares; Mr. Fry, 29,185 shares; Mr. Jackman 7,324 shares; Mr. Lilley, 8,800 shares; Mr. Porosoff, 4,226 shares; and all officers and directors as a group, 80,110 shares); deferred stock awards (i.e., unsecured grants of common stock payable, generally after termination of employment) granted under the 1993 Plan (Mr. Cronin, 38,949 shares; Mr. Crum, 52,875 shares; Mr. Fry, 134,316 shares; Mr. Jackman 15,293 shares; Mr. Porosoff, 30,075 shares; and all directors and officers as a group, 327,733 shares); restricted shares granted to non-employee directors and to Mr. Lilley in order to induce him to join the Company as to which shares the named individual possesses the right to vote (Mr. Armstrong 6,000 shares, Mr. Burns and Mr. Powell, 3,000 shares each; Mr. Satrum, 1,116 shares; Mr. Lilley 42,000 shares; all directors as a group, 55,116 shares); and shares which the following have the right to acquire within 60 days through the exercise of vested stock options (Mr. Armstrong, 13,500 shares; Mr. Burns, 1,500 shares; Mr. Powell, 13,500 shares; Mr. Satrum, 3,000 shares; Mr. Cronin, 149,466 shares; Mr. Crum, 79,166 shares; Mr. Fry, 728,233 shares; Mr. Jackman, 132,200 shares; Mr. Lilley, 66,666 shares; Mr. Porosoff, 155,533 shares; and all directors and officers as a group, 1,593,990 shares). No voting or investment power exists with respect to stock option shares prior to acquisition.

(2) The table does not include any shares of Common Stock or Preferred Stock beneficially owned by Cyanamid. See "Security Ownership of Certain Beneficial Owners". Mr. L. L. Hoynes, Jr., Senior Vice President and General Counsel of American Home Products Corporation and a Director of the Company, disclaims beneficial ownership of any shares of Common Stock and Preferred Stock beneficially owned by Cyanamid.

(3) The number of shares shown includes the following shares as to which beneficial ownership is disclaimed: 1,050 shares owned by Mr. Porosoff's wife, individually and as custodian for a minor child; 500 shares owned by Mr. Lilley as custodian for a minor child; and 15,796 shares for all directors and officers as a group.

  Based solely on its review of the copies of the forms received by it, the Company believes that during 1997 all filing requirements required under
Section 16(a) of the Securities Exchange Act of 1934 were complied with by its directors, officers and greater than ten-percent beneficial owners.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                         OWNERS AS OF FEBRUARY 1, 1998

                                                    AMOUNT AND NATURE
                     NAME AND ADDRESS                 OF BENEFICIAL       PERCENT OF
   TITLE OF CLASS    OF BENEFICIAL OWNER                OWNERSHIP           CLASS
   --------------    -------------------            -----------------     ----------
 Series C Cumulative American Cyanamid Co.(1)   Direct 4,000 Shares           100%
 Preferred Stock     c/o American Home
                     Products Corporation
                     Five Giralda Farms,
                     Madison, NJ 07940
 Common Stock        FMR Corp.(2)               Direct 6,435,915 Shares     14.34%
                     82 Devonshire Street,
                     Boston, MA 02109
 Common Stock        Janus Capital              Indirect 7,088,380 Shares    15.8%
                     Corporation(3)
                     100 Fillmore Street
                     Suite 300
                     Denver, CO 80206-4923
 Common Stock        Vanguard Fiduciary Trust   Direct 3,225,111 Shares       7.4%
                     Company
                     on behalf of the Cytec
                     Employees'
                     Savings and Profit
                     Sharing Plan (4)
                     500 Admiral Nelson
                     Blvd.,
                     Malvern, PA 19355

--------
(1) American Home Products Corporation, Five Giralda Farms, Madison, New Jersey 07940, is the beneficial owner of 100% of the Common Stock of Cyanamid.

(2) Information taken from Schedule 13G, Amendment No. 8, dated February 14, 1998 filed on behalf of a group consisting of FMR Corp., Mr. Edward C. Johnson 3d, and Abigail P. Johnson. The Schedule reports sole power to vote as to 1,061,050 shares, shared power to vote as to none, and sole power to dispose as to all.

(3) Information taken from Amendment No. 3 to Schedule 13G dated February 13, 1998 filed on behalf of a group consisting of Janus Capital Corporation, Mr. Thomas H. Bailey and Janus Fund. The Schedule reports sole voting power as to none, shared voting power as to all, sole dispositive power as to none and shared power to dispose as to all.

(4) Schedule 13G, Amendment No. 4, dated February 12, 1998 reports shared power to vote and dispose as to all shares.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On December 17, 1993 (the "Effective Date"), in connection with a spin-off of Cyanamid's chemical businesses to it, the Company issued to Cyanamid all of the Company's common stock (which Cyanamid in turn distributed to its stockholders), 3,820,895 shares of its Series A Cumulative Adjustable Preferred Stock and 4,175,105 shares of its Series B Cumulative Convertible Preferred Stock (both of which Series have since been repurchased by the Company), and 4,000 shares of its Series C Cumulative Preferred Stock.

  Aggregate liquidation and redemption value of the Series C Stock is $100,000. The Series C Stock, which is not transferable, gives Cyanamid the right to elect one director and contains certain restrictive covenants, violation of which would give the holder the right, among others, to approve capital expenditures and elect a majority of the Board. The Company has agreed not to redeem the Series C Stock prior to December 16, 1999.

  In connection with the spin-off, financial responsibility for substantially all the liabilities of Cyanamid's chemicals businesses was assumed by the Company, including substantially all environmental liabilities related to the chemicals businesses and plants used in that business (except the remediation of the plant located at Bound Brook, NJ), including plants and businesses disposed of prior to the Effective Date, and disposal sites owned by third parties to which wastes of the chemical businesses were sent. The Company is required to establish an environmental oversight committee of the Board of Directors, consisting of two members, both of whom must concur in any action and one of whom is the Director appointed by Cyanamid as holder of the Series C Preferred Stock; this committee reviews and approves the Company's annual environmental remediation plan and reviews compliance with the plan and environmental administration standards and makes recommendations to the Board concerning, and reviews and approves proposed challenges to governmental requirements relating to, environmental liabilities assumed from Cyanamid. The Company must also pay an annual fee, $327,000 in 1997, for oversight services rendered by Cyanamid's environmental affairs department.

  In connection with the spinoff, the Company and Cyanamid entered into a number of administrative, consulting, manufacturing and other service agreements pursuant to which one party renders to the other, both in the U.S. and in foreign locations, services for a period of time after the spinoff. In addition, there were certain leases and supply agreements. Pursuant to these agreements, in 1997 the Company paid $4.8 million to Cyanamid and received $7.8 million. Most of these agreements are subject to termination by either party on six months' or less notice.

  Certain intellectual property relating to the chemicals businesses (such as patent rights, trade secrets and know-how) was assigned to the Company by Cyanamid, and Cyanamid received back an exclusive license to use such rights in the medical and agricultural business and a right to a non-exclusive license to use them in other businesses to the extent not already used for such purposes by the Company. Cyanamid granted to the Company an exclusive license to use in the chemicals businesses intellectual property rights retained by Cyanamid and a right to a non-exclusive license for uses other than medical and agricultural to the extent not already used by Cyanamid. Trademarks relating to the chemicals businesses were also assigned to the Company.

  SBC Warburg Dillon Read Inc. (including its predecessor Dillon, Read and Co., Inc.), of which Mr. William Powell, a Director of the Company, is a Managing Director, has provided investment banking and consulting services to the Company during 1997.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1997, Messrs. Armstrong, Burns, and Satrum, all outside directors, served on the Compensation and Management Development Committee.

                            EXECUTIVE COMPENSATION

  The following tabulation summarizes compensation paid to the Chief Executive Officer and the five other most highly compensated executive officers for services rendered in all capacities in 1995, 1996, and 1997 to the Company and its subsidiaries:

                          SUMMARY COMPENSATION TABLE

                                  ANNUAL                            LONG-TERM
                            COMPENSATION(1)(2)                    COMPENSATION
                          ----------------------               ----------------------
                                                       AWARDS               PAYOUTS
                                                 ----------------------    ----------
                                                 RESTRICTED     STOCK      LONG-TERM
        NAME AND                                   STOCK       OPTIONS/    INCENTIVE     ALL OTHER
   PRINCIPAL POSITION     YEAR  SALARY   BONUS   AWARDS(3)     SARS(4)     PAYOUTS(5) COMPENSATION(6)
   ------------------     ---- -------- -------- ----------    --------    ---------- ---------------
D. D. Fry                 1997 $510,000 $751,246 $  355,469    100,000      $220,000      $31,350
 Chairman of the Board,   1996 $480,000 $587,520 $  322,753    150,000      $290,067      $43,200
 Chief Executive Officer  1995 $450,000 $485,100 $  193,750    150,000      $275,100      $33,750
 and (until January
 1997) President
D. Lilley                 1997 $365,000 $373,510 $1,883,469(8) 300,000(8)        --       $20,075
 President and Chief
 Operating Officer
 (since January 1997)
J. P. Cronin              1997 $272,000 $228,891 $  121,895     35,000      $ 61,666      $17,070
 Executive Vice           1996 $240,000 $217,464 $   95,968     44,250      $ 85,166      $15,340
 President and Chief      1995 $206,000 $167,280 $   52,766     36,000      $ 80,150      $12,360
 Financial Officer
S. M. Crum (9)            1997 $272,000 $228,891 $  121,875     35,000      $ 75,000      $17,070
 Executive Vice           1996 $260,000 $217,464 $  111,191     52,500      $110,250      $20,800
 President                1995 $240,000 $200,900 $   71,953     52,500      $110,250      $14,400
 (until Sept. 1997)
E.F. Jackman              1997 $220,000 $160,815 $   89,375     24,000      $ 51,666      $13,950
 Vice President, General  1996 $202,000 $140,107 $   80,819     36,000      $ 68,250      $18,180
 Counsel                  1995 $185,000 $138,780 $   43,172     28,500      $ 62,300      $12,998
 and Secretary
H. Porosoff (10)          1997 $221,000 $128,422 $   69,063     19,000      $ 45,000      $14,010
 Vice President & Chief   1996 $213,000 $130,356 $   62,834     28,500      $ 62,300      $19,170
 Technology Officer       1995 $205,000 $120,540 $   43,172     28,500      $ 62,300      $15,262
 since June
 1995; from December
 1993 to
 June 1995, Vice
 President-
 Research & Development

--------
 (1) Includes amounts earned with respect to fiscal year, whether paid in that year or deferred.

 (2) There was no disclosable "Other Annual Compensation" paid, payable or accrued to any of the named officers during 1995-1997.

 (3) Represents the value at the date of grant of Performance Shares and Restricted Shares granted under the Company's 1993 Plan. Performance shares vest, in the case of the 1995, 1996 and 1997 grants, after completion of the respective 1997, 1998 and 1999 performance periods, depending upon the achievement of earnings targets; the target for the 1997 performance period was exceeded; the shares granted in 1995 which would thereupon have vested were canceled in whole or in part and, in lieu thereof, the participants received grants of deferred shares, equal to the canceled Performance Shares, which become payable after retirement. See Footnote 8 concerning the grant of Restricted Shares to Mr. Lilley. At December 31, 1997, after giving effect to vestings and forfeitures occurring in January 1998 with respect to the 1997 performance period, the total Performance Shares, Restricted Shares and deferred shares held had values as follows (deferred shares are in parenthesis): Mr. Fry 21,725 shares--$1,019,717 (134,316 shares--
     $6,304,457); Mr. Lilley 46,750 shares--$2,194,328; Mr. Cronin 6,858 shares--$321,897 (38,949 shares--$1,828,169); Mr. Crum 7,470 shares--
     $350,623 (52,875 shares--$2,481,820); Mr. Jackman 5,449 shares--$255,762
     (15,293 shares--$717,815); and Mr. Porosoff 4,226 shares -- $198,358
     (30,075 shares--$1,411,650). Holders of Performance Shares and Restricted Shares are entitled to vote and receive dividends on such shares; holders of deferred shares are not entitled to vote but are entitled to receive dividend equivalents.

 (4) Options granted by the Company in 1995, 1996, and 1997 were granted without tandem SARs. 1995 and 1996 option amounts are adjusted for three-for-one stock split in July 1996.

 (5) Amounts for 1995, 1996 and 1997 represent Performance Cash received for the 1995, 1996 and 1997 performance periods for grants under the 1993 Plan, based upon achievement of earnings and cash flow targets. See text following Long-Term Incentive Plans--Awards in Last Fiscal Year table.

 (6) The amounts listed for each named officer consist of matching contributions and profit sharing contributions to the Cytec Employees' Savings and Profit Sharing Plan and the Cytec Supplemental Savings and Profit Sharing Plan plus a $750 cash award made to each U.S. employee in recognition of 1997 Company performance.

 (7) The Company has adopted a Deferred Compensation Plan pursuant to which compensation in any year which exceeds the limits imposed by Section 162(m) of the Internal Revenue Code on deductibility of compensation which is not performance related within the meaning of that Section will be deferred until the year following retirement or death (or upon an earlier change of control of the Company). Amounts so deferred will bear interest at a rate equal to the rate paid on 10-year U.S. Treasury Notes, plus 1%. Mr. Fry deferred $50,000 in 1997.

 (8) In January, 1997, in order to induce Mr. Lilley to join the Company, he was granted 42,000 Restricted Shares which vest in one third installments on each of the third, fourth and fifth anniversaries of his date of hire, and he was also granted a stock option covering 150,000 shares. Also in January, 1997, Mr. Lilley was granted an additional stock option covering 50,000 shares as part of grants of options to all officers, and in August, 1997, he was granted an option covering 100,000 shares in recognition of the transition plan for the Chief Executive Officer.

 (9) Mr. Crum resigned as an officer of the Company (but not as an employee) effective September 12, 1997. In that connection, the Company agreed to continuation of his employment until December 31, 2000, at current levels of salary and bonus, but without additional long-term compensation awards.

(10) Mr. Porosoff resigned as an officer and employee of the Company effective January 31, 1998. In connection with the termination of his employment,
     (i) pursuant to the Executive Income Continuity Plan, he will receive $289,510, an amount equal to one year's salary and target bonus, (ii) all of his stock options were declared by the Committee to be exercisable,
     (iii) his performance stock and performance cash awards made in 1996 and 1997 were partially forfeited, (iv) he was granted a supplemental pension benefit which is included under "Compensation Under Retirement Plans" and
     (v) he agreed to perform consulting services for the Company for two years at a cost of $110,500 per year to the Company.

  The following tabulation shows, as to the executive officers named, information with respect to employee stock options.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED
                                       PERCENT OF                      ANNUAL RATES OF STOCK
                                         TOTAL                          PRICE APPRECIATION
                                      OPTIONS/SARS EXERCISE                     FOR
                         OPTIONS/SARS  GRANTED TO   PRICE                   OPTION TERM
                            GRANTED   EMPLOYEES IN   PER    EXPIRATION ---------------------
NAME                       (SHARES)   FISCAL YEAR   SHARE      DATE        5%        10%
----                     ------------ ------------ -------- ---------- ---------- ----------
D. D. Fry...............   100,000        11.4     $40.125   1/26/07   $2,523,440 $6,394,892
D. Lilley...............   150,000        17.1     $40.25     1/6/07   $3,796,951 $9,622,220
                            50,000         5.7     $40.125   1/26/07   $1,261,720 $3,197,446
                           100,000        11.4     $40.8125  8/13/07   $2,566,676 $6,504,461
J. P. Cronin............    35,000         4.0     $40.125   1/26/07   $  833,204 $2,238,212
S. M. Crum..............    35,000         4.0     $40.125   1/26/07   $  833,204 $2,238,212
E.F. Jackman............    24,000         2.7     $40.125   1/26/07   $  605,626 $1,534,774
H. Porosoff.............    19,000         2.2     $40.125   1/26/07   $  479,454 $1,215,029

--------
Options become exercisable in cumulative amounts of one-third of the amount of the grant one year after the date of grant and each year thereafter. All options were granted without tandem stock appreciation rights.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                     NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                       OPTIONS/SARS HELD           IN-THE-MONEY OPTIONS/SARS
                           SHARES                     AT FISCAL YEAR END             AT FISCAL YEAR END(3)
                          ACQUIRED     VALUE    ------------------------------- -------------------------------
NAME                     ON EXERCISE  REALIZED  EXERCISABLE(2) UNEXERCISABLE(2) EXERCISABLE(2) UNEXERCISABLE(2)
----                     ----------- ---------- -------------- ---------------- -------------- ----------------
D.D. Fry................       --           --     594,900         250,000       $22,946,564      $4,557,295
D. Lilley...............       --           --         --          300,000               --       $1,862,500
J. P. Cronin............       --           --     111,050          76,500       $ 4,130,028      $1,288,886
S.M. Crum...............   154,500   $6,823,152     52,500          87,500       $ 1,565,886      $1,595,053
E.F. Jackman............       --           --     102,700          57,500       $ 3,821,729      $1,009,220
H. Porosoff.............       --           --     130,200          47,500       $ 5,072,718      $  865,886

--------
(1) None of the options were issued with tandem stock appreciation rights.

(2) Options become exercisable in cumulative amounts of one-third of the amount of the grant one year after the date of grant and each year thereafter.

(3) Total value of options based on fair market value of Company stock of $46 15/16 as of December 31, 1997.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                           PERFORMANCE OR   ESTIMATED FUTURE
                           NUMBER OF     OTHER PERIOD UNTIL      PAYOUTS
                        SHARES, UNITS OR   MATURATION OR    ------------------
 NAME                     OTHER RIGHTS         PAYOUT       TARGET   MAXIMUM
 ----                   ---------------- ------------------ ------  ----------
D. D. Fry..............      8,750            3 years          0    $  350,000
D. Lilley..............      4,750            3 years          0    $  190,000
J. P. Cronin...........      3,000            3 years          0    $  120,000
S. M. Crum.............      3,000            3 years          0    $  120,000
E.F. Jackman...........      2,200            3 years          0    $   88,000
H. Porosoff............      1,700            3 years          0    $   68,000

  Long-term incentive plan awards are made under the Company's 1993 Plan. Awards were made in January, 1997. The awards to which this table relates are Performance Cash Awards for the 1999 performance period. These awards are paid dependent upon the extent to which specified earnings targets for full vesting of Performance Stock are exceeded for 1999 and certain additional cash flow objectives are attained for 1998 and 1999. At target performance levels, none of the Performance Cash vests. For 1997, the targets were exceeded to the extent that 100% of the Performance Cash was earned and is reported under "Long Term Incentive Payouts" in the Summary Compensation Table. Estimated Future Payouts relate to 1999.

                     EMPLOYMENT AND SEVERANCE ARRANGEMENTS

  All salaried Company employees in the United States, including the named officers, have signed employment agreements either on Cyanamid's standard form, which have been assigned to the Company, or on Cytec's standard form. The agreements provide for the initial salary paid to the employee for services performed by the employee, the confidentially and non-use of proprietary information, assignment of inventions and improvements, a non-competition clause and termination of employment. The notice of termination period for salaried employees, including the named officers, ranges from one month to six months (depending on the standard form in use at the time), except in the case of termination for cause, when no prior notice is required.

  In the event of a "change of control" (as defined in the 1993 Plan), (i) any Award under that Plan, including non-employee directors' Awards, carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (ii) the restrictions, deferral limitations, payment conditions and forfeiture applicable to any other Award, including non-employee directors' Awards, granted under the 1993 Plan will lapse and such Awards will be deemed fully vested and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

  The Board of Directors has adopted an executive income continuity plan to aid in the retention of key employees and to reinforce and encourage the continuing attention, dedication and loyalty of executives in the senior management group without the distraction of concern over the possibility of involuntary or constructive termination of employment resulting from unforeseen developments, by providing income continuity for a limited period. The plan provides for payments to members upon termination of employment, unless such termination is
(i) on account of death or retirement, (ii) by the Company for disability or cause, or (iii) by the member without good reason (as defined in the plan), generally, actions by the Company inconsistent with the participant's status or with the Company's traditional compensation policies. Members of the plan consist of the chairman, president, corporate vice presidents, and such other employees as are designated by the Compensation and Management Development Committee. In general, the plan provides for payments upon termination of employment, in the case of the executive officers, and in the case of other members meeting certain age and service requirements, of an amount equal to annual salary and bonus (two times annual salary and two times bonus after a "change in control" as defined in the plan). The plan also provides for certain miscellaneous payments, including relocation payments, legal fees, and expenses incurred in seeking new employment. The benefits of this Plan are not available to any employee who is then currently eligible to retire with a pension based on credited service to age 65 or, in any event, for any period beyond the employee's sixty-fifth birthday.

  Under the Company's Executive Supplemental Employees Retirement Plan, in the event of a change in control, the Treasurer, the Controller and each officer of corporate vice president rank or higher is automatically elected a member of the plan. In this event, each such officer will be credited with five additional years of service (but not beyond age 65), there will be included in pensionable compensation the amount, if any, by which such officer's target incentive compensation exceeds one third of base compensation and, under certain conditions the value of the benefit under this plan, as well as the benefit under other non-qualified pension plans, would be paid immediately as a lump-sum distribution.

  The Board of Directors has adopted a Compensation Taxation Equalization Plan providing for the payment to any employee, officer or director who becomes subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 of reimbursement for the tax, plus all taxes imposed upon the reimbursement. A 20% excise tax applies to compensatory payments (i) the present value of which equals or exceeds three times the "base amount" of the recipient and (ii) that are contingent upon change "in the ownership or effective control" of the Company. The "base amount" is the average annual compensation included in taxable income over the five-year period ending before the year during which the change in the ownership or effective control occurs.

                               ----------------

  The Compensation and Management Development Committee Report and the Performance Graph that follow do not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed "filed" under said Acts.

           COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

  The Compensation and Management Development Committee of the Company's Board of Directors (the "Committee") is composed entirely of independent outside directors. Their responsibilities include the administration of the compensation program for the Company's executive officers, currently consisting of nine executives. Specific duties include determining the executive salaries, setting the performance criteria for annual and long-term incentive plans, determining their awards under the annual incentive program, and administering the Company's 1993 Stock Award and Incentive Plan.

  The Company's executive compensation program consists of four elements:

  . BASE SALARY: Base compensation set to attract and retain qualified management, when combined with the other components of the compensation program.

  . ANNUAL BONUS: An opportunity to earn additional cash reward for yearly business success and individual efforts.

  . PERFORMANCE STOCK AND PERFORMANCE CASH: Long-term incentives which provide a reward for business success in future years and, being based on performance, are linked to stockholders' interests.

  . STOCK OPTIONS: Grants which will encourage stock ownership and reward executives for increases in stockholder value.

  The annual bonus, performance stock and performance cash are all "at risk" forms of compensation in that they do not become payable except to the extent that the Company's business objectives are attained. Similarly, stock options are "at risk" in that their value depends upon success in enhancing stockholder value.

  The compensation program is designed to contribute to the viability and long-term success of the Company by meeting the following objectives:

  . To compensate fairly for financial and strategic success and the enhancement of stockholder value.

  . To attract and retain competent managers and professionals who are performance-oriented.

  . To reinforce a commitment to take action which will contribute to the long-term success of the Company.

  . To encourage the ownership of Cytec stock so that management's long-term financial interests are closely linked with success in serving the long-term interests of the Company's stockholders.

  There is strong emphasis in the compensation program on long-term performance and success as exemplified by the program's structure. The Company's philosophy is to maintain lower fixed costs associated with its compensation program and correspondingly offer significant upside potential based upon achievement of individual, financial and stock-based performance. The Company's executive base salaries, therefore, are generally set somewhat below median salaries paid at comparable companies. Therefore, the combination of base salaries and annual bonus targets are also somewhat below the median at comparable companies. The objective in setting long-term compensation, consisting of long-term performance stock awards payable upon attainment of target objectives and stock option grants, is to be above the median level for comparable companies. The overall objective is to set total compensation for target performance slightly above the median of the compensation group, with an above-average portion of total cash compensation, including performance cash awards and additional annual bonus, payable if target performance is exceeded. As an example, for the chief executive officer ("CEO"), at target compensation levels, more than 75% of total potential compensation is at risk for performance.

  The comparison group for compensation purposes is a group of mid-size specialty and commodity chemical companies which the Company views as competitors for business, employee talent and stockholder investments.

  Base Salaries -- Base salaries are reviewed annually using competitive compensation information provided by an independent nationally-recognized executive compensation consulting firm. Increases in base salaries are granted after considering relative competitive positions, individual performance and general salary increases within the Company and the comparable industry group.

  Annual Bonus -- The Committee determines an annual incentive target for each officer, expressed as a percentage of the mid-point of the salary range for the officer's grade level, also after reviewing competitive compensation information, and also determines the amounts by which annual bonuses will increase or decrease depending on the degree of attainment or non-attainment of corporate performance goals. Also, at the beginning of each year, the Committee approves the performance goals for the officers for the year. The goals for 1997 target bonuses consisted of specific components weighted as follows: earnings per share (60%); and other specific factors which are measured subjectively (40%). After the end of the year, the Committee evaluates the Company's and individuals' performances, as described above, and awards incentive compensation based on that evaluation.

  Long-Term Incentives -- Long-term incentives granted in 1997 and payable in future years consist of two types of grants: (1) performance stock (shares of Company stock) and related performance cash, which may be earned at the end of the 1999 performance period assuming attainment of specific earnings per share and cash flow goals set by the Committee, and (2) stock options which encourage executives to enhance the value of the Company's Common Stock by offering them an opportunity to buy the shares at a pre-set price over the term of the option contract. The Committee determines for each officer the amount and proportion of each type of long-term incentive after reviewing competitive information.

  Performance stock is the Company's Common Stock registered in the executive's name, carrying dividends (if declared) and voting rights, but restricted from resale until earned by achievement of performance targets, and forfeited if performance targets are not achieved during the performance period. The performance stock grants are accompanied by related grants of performance cash, which become payable only if the targets for full performance stock vesting are exceeded.

  CEO Compensation -- In 1997 the Committee took the following actions regarding the compensation of Cytec's CEO, Darryl D. Fry. Mr. Fry's salary was increased from $480,000 to $510,000, and his target bonus was changed so that it is now equal to 60% of the midpoint of his salary range, rather than, as previously, 60% of his salary, which is below the midpoint. Both salary and target bonus are below the competitive median, based upon the competitive data. The annual bonus target for Mr. Fry is designed, in combination with his salary, to provide compensation which, at target levels, is below-median against the group, with the opportunity to earn additional annual bonus if certain performance objectives are exceeded. Based upon the level of achievement of the Company's earnings and other factors weighted as described earlier in this report, the Committee awarded Mr. Fry an annual bonus for 1997 of $751,246, which is 147.3% of his base salary.

  In 1997 Mr. Fry was awarded a stock option award, a performance stock award, and a related performance cash award. In the aggregate, these grants were believed to be above the median levels for comparable companies. Based upon the level of earnings and positive cash flow achieved in 1997, the performance stock and cash previously awarded to Mr. Fry for 1997 performance was earned at the maximum level.

  Tax-Deductibility of Compensation -- The Committee's policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible and under normal conditions, while preserving the Committee's flexibility to maintain competitive compensation programs and to deal with extraordinary situations. Some compensation may be mandatorily deferred if it is not currently deductible, and in other cases affected executives may be encouraged to elect deferral of compensation that would not be currently deductible. All executive compensation paid and awarded in 1997 is expected to be fully tax deductible either currently or in the future by the Company under the Revenue Reconciliation Act of 1993.

  The Committee believes that the compensation program established for the Company has contributed to retaining and motivating highly qualified management personnel, and to the significant increases in stockholder value achieved by the Company during the past four years.

               COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

                         F. W. Armstrong, Chairman
                         G. A. Burns
                         J. R. Satrum
                                                          January 26, 1998

                               PERFORMANCE GRAPH

  The graph set forth below is based on the assumption that $100 had been invested in the Company's Common Stock and in each index on December 31, 1993, with reinvestment of dividends at market prices. The total cumulative dollar returns represent the value such investments would have had on December 31, 1997.


                            CYTEC INDUSTRIES INC.

                FOUR-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

--------------------------------------------------------------------------
                      12/31/93    12/31/94  12/31/95  12/31/96   12/31/97
--------------------------------------------------------------------------
Cytec                 $100.00     $294.30   $470.70   $919.70    $1,062.70
--------------------------------------------------------------------------
S&P 500               $100.00     $101.40   $139.30   $171.20     $228.50
--------------------------------------------------------------------------
S&P Chemicals         $100.00     $115.80   $151.20   $196.20     $242.30
--------------------------------------------------------------------------

  The Common Stock of the Company began "when issued" trading on December 22, 1993 and "regular-way" trading on January 25, 1994. Accordingly, it is not possible to include in the performance graph a comparison of the yearly percentage change in the Company's cumulative total stockholder return with indexes for 1993. The high and low prices in 1993 on a "when issued" basis were $4.66 per share on December 22, 1993, the first day on which the stock traded, and $4.50 per share and $4.42 per share, respectively, on December 30, 1993, the last day on which the stock traded (all figures are adjusted for the July, 1996 stock split).

                      COMPENSATION UNDER RETIREMENT PLANS

  The Cytec employees' retirement program provides Cytec employees, including the officers named in the Summary Compensation Table, with an annual defined pension benefit upon retirement which is made up of the sum of three components: (i) a benefit which, in general, is equal to 1.67% of the retiree's average base salary plus actual annual bonus (up to one-third of base salary) during the highest five of the last ten years of service (but not beyond the year 2003) times the number of years of service at Cyanamid, subject to certain adjustments including a social security offset (this benefit component does not apply in the case of Mr. Lilley), plus (ii) a benefit which, in general, is equal to 1.33% of the retiree's base salary plus actual annual bonus (up to one-third of base salary) for each year of service at Cytec (for any Cytec employee whose pension calculated as provided in (i) and (ii) above would exceed the limit on benefits payable from a pension plan qualified under the Internal Revenue Code, such excess is payable from the general funds of the Company), plus (iii) for persons whom the Compensation and Management Development Committee has elected to membership in the Executive Supplemental Employees Retirement Plan, in case of retirement on or after age 60 (or earlier in certain circumstances) a supplemental benefit (also payable from general funds of the Company) calculated by (x) determining the benefit under the formula under (i) above based on the highest three of the last ten years of service and utilizing target bonus (not limited to one third of base salary) instead of actual bonus and (y) crediting to the retiree additional years of service under the formula described in (ii) above (but not more than five and not beyond age 65) at a rate of compensation equal to base salary plus target bonus for the final year of actual service.

  The estimated annual pensions payable under this program upon retirement at age 65 and reflecting the normal form of benefit which includes a 50% joint and survivor annuity in favor of the retiree's spouse to the six officers named in the Summary Compensation Table, based upon their current salaries and annual bonuses, with years of actual service projected to age 65, (in the case of Mr. Porosoff, to January 31, 1998) are: Mr. Cronin, $165,205; Mr. Crum, $178,796; Mr. Fry, $474,049; Mr. Lilley, $84,134; Mr. Jackman, $136,240; and
Mr. Porosoff, $118,381.

                           COMPENSATION OF DIRECTORS

  Directors who are employees or who are elected by the holders of Preferred Stock are not entitled to extra compensation by reason of their directorships or their attendance at meetings of the Board of Directors of the Company, any committee thereof, or of the stockholders. Directors who are not employees of the Company or of any of its subsidiaries (provided that they are not elected by the holders of Preferred Stock) are paid a retainer of $20,000 per year. Such directors also receive annual retainers while chairmen ($3,000) or members ($1,500) of committees of the Board of Directors of the Company on which such directors serve. Each such director is also paid a fee of $1,500 for attendance at a meeting of the Board of Directors and stockholders of the Company and a fee of $2,000 (in the case of Committee Chairman) or $1,000 (in the case of other Committee members) for attending committee meetings.

  Pursuant to the 1993 Plan, the original non-employee directors (for purposes of the 1993 Plan, a non-employee director does not include any employee of the Company or its subsidiaries or affiliates or any director elected by the holders of the Preferred Stock) received a grant of 7,500 restricted shares of Common Stock. Each non-employee director who thereafter is elected to serve as a director of the Company for the first time, will automatically receive a grant of restricted shares of Common Stock equal to the lesser of (a) 7,500 shares and (b) the nearest number of whole shares determined by multiplying 7,500 by a fraction the numerator of which is the fair market value of the Common Stock upon which the initial grants to non-employee directors were made and the denominator of which is the fair market value of the Common Stock on the date on which the director is duly elected and qualified. The restrictions on the shares of Common Stock granted to non-employee directors will lapse one-fifth each year over a five-year period commencing on the date of grant if the non-employee director continues to be a director of the Company on each such date. If a non-employee director's service on the Board terminates before the award is entirely vested, any portion of the award that is not vested will revert to the Company; provided, however, that if the non-employee director's service terminates by reason of death or disability (as defined in the 1993 Plan), then any installment with respect to which the grantee had commenced (but not completed) serving the requisite amount of time to vest in such installment, will become vested. If a director elects to defer vesting until the year following his or her 70th birthday, as permitted by the 1993 Plan, then during the extended deferral period there exist certain additional grounds upon which reversion can be waived. In addition, each original non-employee director has received a grant of options to purchase 4,500 shares of Common Stock. Each non-employee director who is elected in the future to serve as a director of the Company for the first time will, at the time such director is elected and duly qualified, automatically receive an option to purchase 4,500 shares of Common Stock. In addition, on the date of each annual meeting of stockholders, each continuing non-employee director will automatically receive an option to purchase 4,500 shares of Common Stock, unless the Board acts to reduce the number of shares. Such options will have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Generally, options granted to a non-employee director will become exercisable as to one-third of the shares covered by such options on the first anniversary of the date of grant, and with respect to an additional one-third of the shares covered by such options on each of the next two succeeding anniversaries of the date of grant if the optionee continues to be a director of the Company on each such date. All options held by non-employee directors, to the extent exercisable but not exercised, expire on the earlier of (i) the tenth anniversary of the date of grant or (ii) three years following the optionee's termination of his or her directorship with the Company. Upon the occurrence of a "Change in Control" (as defined in the 1993 Plan), all outstanding options held by non-employee directors will become immediately exercisable and all restricted stock awards will become immediately nonforfeitable in full.

  Other personal benefit-type compensation for the entire group of directors and officers is not individually significant or reportable.

  The Company has entered into a Deferred Compensation Agreement with Mr. F.
W. Armstrong, pursuant to which receipt of his retainer and attendance fee amounts is deferred until the year after his 70th birthday or until an earlier change of control of the Company. Amounts so deferred will bear interest at a rate equal to the rate paid on ten-year U.S. Treasury Notes, plus 1%. Vesting of Mr. Armstrong's Restricted Stock is also deferred until the same time, and is conditioned upon his continuing to serve as a director until such time, subject to certain exceptions.

             INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

  The independent certified public accounting firm of KPMG Peat Marwick LLP has audited the Company's accounts for the fiscal year ended December 31, 1997. The audit services include examination of annual financial statements and review of quarterly financial information. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting, and will have an opportunity to make a statement and to respond to appropriate questions. The Board of Directors expects to select the independent certified public accounting firm for the 1998 fiscal year at its July meeting.

                  TIMELY SUBMISSION OF STOCKHOLDER PROPOSALS

  It is anticipated that the 1999 annual meeting of stockholders will be held on May 10, 1999. Proposals which stockholders intend to present at such meeting must be received by the Company at its executive offices in West Paterson, New Jersey, by November 20, 1998, for inclusion in its notice, proxy statement and proxy relating to that meeting. In addition, the Company's By-Laws provide that in order for any business not specified in the notice of meeting to be properly brought before a stockholders' meeting by a stockholder, the stockholder must have given written notice to the Secretary of the Company which must be received at the principal office of the Company not less than 60 nor more than 90 days prior to the meeting. (If less than 75 days notice or public disclosure of the date of the meeting was given, then such notice must be received by the close of business on the 15th day following the date of notice or public disclosure of the date of the meeting). The notice must describe the business desired to be brought before the meeting, the name, record address and number and class and series of shares owned by the stockholder and any material interest of the stockholder in such business.

                         ATTENDANCE AT ANNUAL MEETING

  The 1998 Annual Meeting of Stockholders will be held at 11:00 a.m. on May 11, 1998 at the Sheraton Crossroads Hotel, Crossroads Corporate Center, Mahwah, NJ 07495. Admission to the meeting is limited to stockholders of the Company or their designated representatives. One admission ticket to the meeting is attached to each proxy used. If you intend to attend the meeting, please detach and retain the admission ticket and check the "will attend" box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

                                 OTHER MATTERS

  The management knows of no further business intended to be presented to the meeting, but if any further business properly comes before the meeting, the persons named in the enclosed form of proxy will vote all proxies in accordance with their best judgment.

                                          E. F. Jackman
                                          Secretary

                                [FORM OF PROXY]
                         [FRONT] For Edgar Filing Only

                             CYTEC INDUSTRIES INC.

                     ANNUAL MEETING OF COMMON STOCKHOLDERS
                                 May 11, 1998

                     THIS PROXY IS SOLICITED ON BEHALF OF
                       THE COMPANY'S BOARD OF DIRECTORS

     The undersigned hereby appoints D. D. Fry, J. P. Cronin and E. F. Jackman, and each of them jointly and severally, Proxies with full power of substitution, to vote as designated on the reverse side and, in their discretion, upon such other business as may properly come before the meeting, all shares of Common Stock of Cytec Industries Inc. held of record by the undersigned on March 12, 1998 at the Annual Meeting of Common Stockholders to be held on May 11, 1998 or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS.

                          (Continue on reverse side)

                              [REVERSE OF PROXY]

                                                                Please mark [X]
                                                                Your votes as
                                                                Indicated in
                                                                This example.

ELECTION OF DIRECTORS:

       FOR                  WITHHOLD           To withhold authority to vote
 the election of            AUTHORITY          for the election of any
    D. Lilley,            to vote for the      individual candidate, write that
   W. P. Powell       election of Directors    person's name on this line.

       [_]                    [_]               _______________________________




                                                Will Attend                 [_]
                                                Annual Meeting

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THIS PROXY PROMPTLY
                                                USING THE ENCLOSED ENVELOPE.


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